UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2020

Hemp Technology, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-56135

Wyoming	94-0490694
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2901 Gardena Avenue Signal Hill, CA	90755
(Address of principal executive offices)	(Zip Code)

(437) 230-7399

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, Par Value $0.001	HPTY	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 - Submission of Matter to a Vote of Security Holders

Hemp Technology, Inc. (the “Company” or “Registrant) held its Annual Meeting of Shareholders on November 12, 2020. At the Meeting, Thirty-Six Billion Seven Hundred Forty-One Million Ten Thousand and Eight Hundred Seventy-Nine (36,741,010,879) common shares were voted. This represents approximately 83.45% of the 44,029,197,258 shares available to vote. No votes were cast against any proposal and no broker non-votes were received. Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

		Votes For	Votes Against	Abstentions	Broker Non-Votes
1.	Election of Directors:

a.	Michael Shenher	36,741,010,879	0	0	0

b.	Chad Costa	36,741,010,879	0	0	0

c.	Walter Schredl	36,741,010,879	0	0	0
		Votes For	Votes Against	Abstentions	Broker Non-Votes
2.	Shareholder Proposal to give the Board of Directors shareholder approval to effectuate a reverse stock split, where the current total and issued outstanding common shares does not exceed 20,000,000 shares	36,741,010,879	0	0	0
3.	Provide an Advisory Vote on the Company’s Executive Compensation	36,741,010,879	0	0	0
4.	Shareholder Proposal to consider an advisory vote on the frequency of a three-year cycle on the advisory vote on executive compensation.	36,741,010,879	0	0	0
5.	Ratify Appointment of MNP, Member of Praxity as the Company’s Independent Registered Public Accounting Firm.	36,741,010,879	0	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Hemp Technology, Inc.
Registrant

Date: November 12, 2020		/s/ Michael Shenher
	Name:	Michael Shenher
	Title:	Chief Executive Officer

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